Exhibit 10.3

June 26, 2013

MedWorth Acquisition Corp.

801 Brickell Avenue, Suite 943

Miami, Florida 33131

EarlyBirdCapital, Inc.

275 Madison Avenue, 27th Floor

New York, New York 10016

(as representative of the underwriters)

Re:	Initial Public Offering

Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between MedWorth Acquisition Corp., a blank check company formed under the laws of the State of Delaware (the “Company”), and EarlyBirdCapital, Inc., as representative of the underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”) of 6,600,000 shares (or up to 7,590,000 Shares if the entire over-allotment option is exercised) (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Shares will be sold in the Offering pursuant to a registration statement on Form S-1 and related prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and shall be listed on the Nasdaq Capital Market. Certain capitalized terms used herein and not otherwise defined are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.          The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the undersigned shall vote all shares of Common Stock held by the undersigned in favor of such proposed Business Combination.

2.          The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination within 18 months from the date of the Prospectus (such time period being referred to herein as the “Time Period”), the undersigned shall take all reasonable steps to cause the Company as promptly as possible but no more than 10 business days after the expiration of the Time Period to redeem 100% of the shares of Common Stock sold by the Company in the Offering (including shares of Common Stock sold pursuant to the over-allotment option) for a pro rata portion of the funds held in the Trust Account (excluding any accrued interest, which shall be distributed to the Company to pay creditors and the costs of the liquidation and dissolution of the Company) and then seek to dissolve and liquidate.  The undersigned hereby agrees not to take any action to cause or permit the Company to extend such time period.

3.          (a)          The undersigned acknowledges that the undersigned has waived and has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Trust Account with respect to any Founders’ Shares or Sponsors’ Shares held by the undersigned; provided, however, that in the event there shall be funds held outside of the Trust Account remaining after payment of all fees and expenses, such excess shall be distributed to the holders of the Founders’ Shares. The undersigned hereby further waives, with respect to any Common Stock held by the undersigned, any conversion rights the undersigned may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of any stockholder vote to amend the Company’s amended and restated certificate of incorporation (although the undersigned shall be entitled to liquidation rights with respect to any shares of Common Stock (other than Founders’ Shares and Sponsors’ Shares) the undersigned holds if the Company fails to consummate a Business Combination within the Time Period).

(b)          To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 990,000 shares of Common Stock (as described in the Prospectus), the undersigned agrees to return to the Company for cancellation, at no cost, a number of Founders’ Shares held by the undersigned as determined in accordance with the Escrow Agreement.

(c)          The undersigned acknowledges and agrees that the Founders’ Shares are subject to restrictions on transfer as set forth in the Escrow Agreement and the Subscription Agreement.

(d)          The undersigned acknowledges and agrees that the Sponsors’ Shares are subject to restrictions on transfer as set forth in the Subscription Agreement.

4.          (a)          In the event of the distribution of the Trust Account upon the Company’s failure to complete a Business Combination within the Time Period, each of Charles F. Fistel, Stephen B. Cichy and Anthony Minnuto jointly and severally agree (for purposes of this paragraph 4, such individuals shall be referred to as the “Indemnitors”) to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into discussions relating to a proposed Business Combination (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall apply only to the extent necessary to ensure that such claims by a Target or by a third party for services rendered or products sold to the Company do not reduce the amount of funds in the Trust Account to below $8.36 per Share of Common Stock sold in the Offering (the “Offering Shares”); and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitors shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitors shall not apply as to any claims against the Company by the Underwriters. The Indemnitors shall have the right to defend against any such claim with counsel of their choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitors, the Indemnitors notifies the Company in writing that the Indemnitors shall undertake such defense. The Indemnitors shall not settle such claim without the consent of the Company.

(b)          In the event of the liquidation of the Company, the Indemnitors further agree to advance the Company the funds necessary to complete the Company’s liquidation to the extent that the Company does not have sufficient funds to complete such liquidation outside of the principal amount held in the Trust Account (but including the interest or other income earned on the principal in the Trust Account, which shall be available to pay for the costs of liquidation and dissolution of the Company). The Indemnitors agrees not to seek repayment of such expenses from the Company or its Public Stockholders.

5.          (a)          The undersigned agrees to be a director and the President and Chief Operating Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Trust Account.

(b)          In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, he or she shall present to the Company for its consideration, prior to presentation to any other entity, any suitable business opportunity, subject to any pre-existing fiduciary or contractual obligations he or she might have.

(c)          The undersigned agrees that he or she will not participate in the formation of, or become an officer or director of, any other blank check company, until the Company has entered into a definitive agreement regarding its initial Business Combination or the Company has failed to complete an initial Business Combination within the Time Period.

(d)          The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach by the undersigned of his or her obligations under paragraphs 5(a), 5(b) and/or 5(c) hereof, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach, subject to determination by a court in a final judgment.

6.          The undersigned’s biographical information, if any, previously furnished to the Company is true and accurate in all material respects and does not omit any material information with respect to the undersigned’s biography. The undersigned’s questionnaires, if any, previously furnished to the Company are true and accurate in all material respects. The undersigned represents and warrants that:

(a)          no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

(b)          the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(c)          the undersigned has never been convicted of, or pleaded guilty to, any crime nor is the undersigned currently a named subject of a pending criminal proceeding, in both cases excluding traffic violations and other similar minor offenses); and

(d)          the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.          Except as disclosed in the Prospectus, neither the Sponsors nor any affiliate of the Sponsors, has received or shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:

(a)          repayment at the closing of this Offering of an aggregate $170,000 non-interest bearing loan made to the Company by Charles F. Fistel and Anthony Minnuto; and

(b)          reimbursement of out-of-pocket expenses incurred by the Sponsors or their affiliates in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and Business Combinations.

8.          The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations, and warranties set forth herein in proceeding with the Offering.

9.          The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Offering (and shall thereafter hold such information confidential).  Neither the Underwriters nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

10.         The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any company with which the undersigned or any of the undersigned’s affiliates has had any discussions, formal or otherwise, prior to the consummation of the Offering, with respect to a Business Combination with the Company.

11.         The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity that is affiliated with any of the Company’s officers, directors or Sponsors unless the Company obtains (i) an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc. or another independent entity regularly engaged to provide such opinions that the business combination is fair to the Company’s Public Stockholders from a financial point of view and (ii) the approval of a majority of the disinterested independent directors of the Company.

12.         The undersigned has full right and power, without violating any agreement to which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable.

13.         As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) a “Sponsor” individually and the “Sponsors” collectively shall mean Charles F. Fistel, Stephen B. Cichy, Anthony Minnuto, John J. Delucca, Jeffrey A. Rein, Robert G. Savage and Howard I. Schwartz, M.D.; (iii) “Founders’ Shares” shall mean the 1,725,000 shares of Common Stock of the Company acquired by the Sponsors for an aggregate purchase price of $25,000, or approximately $0.015 per share of Common Stock, prior to the consummation of the Offering plus the 172,500 shares of Common Stock issued to the Sponsors as a dividend; (iv) “Public Stockholders” shall mean the holders of Common Stock issued in the Offering; (v) “Sponsors’ Shares” shall mean the 586,250 shares of Common Stock (which amount shall be increased proportionately to up to 658,250 shares of Common Stock if a portion or all of the over-allotment option in connection with the Offering is exercised) that are acquired by the Sponsors at a price per Share of $8.00 in a private placement that shall close simultaneously with the consummation of the Offering; (vi) “Subscription Agreement” shall mean the subscription agreement that each Sponsor entered into committing itself to purchase his, her or its portion of the Sponsors’ Shares; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering and all of the net proceeds from the sale of Sponsors’ Shares will be deposited; and (viii) “Escrow Agreement” shall mean the stock escrow agreement to be entered into among the Company, the Sponsors and the escrow agent named therein, as described in the Prospectus.

14.         This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

15.         Neither party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of the undersigned’s heirs, personal representatives, successors and assigns.

16.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

17.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission to the other party hereto at the address listed on the first page of this Letter Agreement or such other address as any party hereto may provide to the other parties hereto by notice sent in accordance with this provision.

[Signature Page Follows]

Sincerely,

By:	/s/ Stephen B. Cichy
Stephen B. Cichy

Acknowledged and Agreed:

MEDWORTH ACQUISITION CORP.

By:	/s/ Charles F. Fistel
Charles F. Fistel, Chief Executive Officer

[Signature Page to Insider Letter]